UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 17, 2026, Ondas Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”), by and among the Company, Indo Earth Moving Ltd., a company organized under the laws of the State of Israel (“Indo”), Indo’s shareholders as set forth on Exhibit B thereto (the “Sellers”), and the Shareholders' Agent (as defined in the Agreement).

Pursuant to the Agreement, on March 17, 2026, (the “Closing Date”), the Company acquired 100% of the issued and outstanding share capital of Indo (the “Indo Share Capital”), for a purchase price of $5,663,398 in cash (the “Cash Consideration”) and 5,493,388 shares (the “Shares”) of Company common stock (“Common Stock”), par value $0.0001, including (a) 2,441,506 shares of Common Stock issued on the Closing Date (the “Closing Shares”) and (b) 3,051,882 shares of Common Stock to be issued within five business days (the “Second Payment Date”) following the achievement of the First Milestone (as defined in the Agreement) (the “Acquisition”). Pursuant to the Agreement, the Company may declare that the Acquisition is null and void prior to the First Milestone if Indo is not able to meet the full terms of the Tender (as defined in the Agreement).

Additionally, pursuant to the terms of the Agreement, for three years after the Closing Date, the Sellers have an opportunity to earn an additional aggregate amount of up to $140,000,000 in contingent earn-out payments, subject to certain milestones as set forth in the Agreement, payable in Common Stock (each an “Earn-Out Payment Date”).

Pursuant to the Agreement, the Sellers shall be subject to daily trading volume limitations, whereby all such Sellers may not sell, in the aggregate, any Common Stock issued to such Sellers pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination. An officer of a subsidiary of the Company is an indirect minority owner of Indo.

Also on March 17, 2026, the Closing Shares were registered for resale pursuant to that certain Registration Rights Agreement, dated March 17, 2026, by and among the Company and the Sellers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed on each of the Closing Date, the Second Payment Date, and any Earn-Out Payment Date to file with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Sellers of such issued shares of Common Stock, subject to the trading limitation discussed above.

The foregoing description of the Acquisition, the Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreement and the Registration Rights Agreement, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and are incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P., Nevada counsel for the Company, relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the Shares in Item 2.01 is exempt from the registration requirements of the Securities Act in accordance with Regulation S thereunder.

Item 8.01 Other Events.

On March 17, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated March 17, 2026, by and among the Company, Indo Earth Moving Ltd., Indo’s shareholders as set forth on Exhibit B thereto, and Eli Hefets.
5.1	Opinion of Snell & Wilmer L.L.P. (Nevada Counsel)
10.1	Registration Rights Agreement, dated March 17, 2026, by and among the Company and the Sellers.
23.1	Consent of Snell & Wilmer L.L.P. (Nevada Counsel) (included in Exhibit 5.1).
99.1	Press Release, dated March 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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